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                                                                    EXHIBIT 23.1





                   [Hazlett, Lewis & Bieter, PLLC Letterhead]










            Consent of Independent Registered Public Accounting Firm






We hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated March 3, 2005, with respect to the consolidated balance sheets of Mountain National Bancshares, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended, and to the reference to our firm under the heading "Experts" in such Form S-3 Registration Statement.


/s/ Hazlett, Lewis & Bieter, PLLC

Chattanooga, Tennessee
July 13, 2005